Exhibit 3.1

State of Alabama

Domestic Limited Liability Company

Articles of Organization Guidelines

Filed: March 9, 2006

Pursuant to the Alabama Limited Liability Company Act, The undersigned hereby adopts the following Articles of Organization

1. The name of the Limited Liability Company: Burlington Coat Factory of Alabama, LLC

2. The duration of the Limited Liability Company is Perpetual

3. The Limited Liability Company has been organized for the following purpose(s): discounted apparel retailer

4. The street address of the registered office: 150 South Perry Street, Montgomery, Al 36104 and the name of the registered agent at that office: CSC-Lawyers Incorporating Service Incorporated

5. The names and addresses of the initial member(s) and organizer (if any): Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, NJ 08016 – Member, Cindy R. Reilly, c/o Kirkland & Ellis, LLP, 153 East 53rd Street, New York, NY 10022 – organizer

6. Additional information: None

7. /s/ Cindy R. Reilly March 3rd, 2006.